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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this report on Form 8-K of our report dated May 1, 1998, on our audit of the consolidated financial statements of IXYS Corporation as of March 31, 1997 and 1998, and for the three years in the period ended March 31, 1998, appearing in the registration statement on Form S-4 (SEC File No. 333-57003) of Paradigm Technology, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.


                                        /s/ PricewaterhouseCoopers LLP


San Jose, California
May 1, 1998